UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2017

CLEARSIDE BIOMEDICAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37783	45-2437375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Point Parkway, Suite 200 Alpharetta, Georgia 30005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (678) 270-3631

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2017, Derek Yoon provided notice to the board of directors (the “Board”) of Clearside Biomedical, Inc. (the “Company”) of his decision to resign from the Board and the Company’s Audit Committee, effective as of August 8, 2017. Mr. Yoon’s decision to resign was not the result of any disagreement with the Company.

Also effective on August 8, 2017, the Board appointed George Lasezkay to serve as a director of the Company and as a member of the Company’s Audit Committee.  Dr. Lasezkay will serve as a Class III director whose term will expire at the 2019 annual meeting of stockholders.  There is no arrangement or understanding between Dr. Lasezkay and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Dr. Lasezkay and any of the Company’s other directors or executive officers.  The Company is not aware of any transaction involving Dr. Lasezkay requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Dr. Lasezkay is set forth below.

George Lasezkay, age 65, has served as an Adjunct Professor, Pharmaceutical Law and Policy at the University of San Diego School of Law since January 2013.  He previously served as Executive Vice President and General Counsel of Acucela Inc., a pharmaceutical company, from August 2015 to July 2016.  Prior to Acucela, Dr. Lasezkay served as President of Horizon Pharma Consulting Group from 2005 to December 2015.  Dr. Lasezkay received a B.S. and Pharm.D. from the University of Buffalo, a J.D. from the University of Southern California Gould School of Law and a Certificate, Dispute Resolution from Pepperdine University School of Law.

In accordance with the Company’s compensation policy for non-employee directors, upon his commencement of service as a director, Dr. Lasezkay will be granted a nonqualified stock option to purchase 22,500 shares of the Company’s common stock.  The stock option will have an exercise price per share equal the closing price of the Company’s common stock on the date of grant.  This option will vest and become exercisable in 36 equal monthly installments subject to Dr. Lasezkay’s Continuous Service (as defined in the Company’s 2016 Equity Incentive Plan) through such vesting dates.  Additionally, Dr. Lasezkay will be entitled to receive a $40,000 annual retainer for his service as director and a $8,000 annual retainer for his service on the Audit Committee.  At each annual stockholder meeting following which Dr. Lasezkay’s term as a director continues, Dr. Lasezkay will be entitled to receive an additional nonqualified stock option to purchase 11,250 shares of the Company’s common stock, which option will vest in full and become exercisable on the earlier of the date immediately prior to the next annual stockholder meeting or 12 months following the date of grant.  Dr. Lasezkay has also entered into the Company’s standard form of indemnification agreement.

Item 7.01             Regulation FD Disclosure.

On August 8, 2017, the Company issued a press release announcing the resignation of Mr. Yoon and the appointment of Dr. Lasezkay.  A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release dated August 8, 2017, “Clearside Biomedical, Inc. Announces Changes to its Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2017	CLEARSIDE BIOMEDICAL, INC.

	By:	/s/ Charles A. Deignan
	Name:	Charles A. Deignan
	Title:	Chief Financial Officer

Exhibit Index

Exhibit
Number	Exhibit Description
99.1	Press Release dated August 8, 2017, “Clearside Biomedical, Inc. Announces Changes to its Board of Directors.”